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                      [Locke Liddell & Sapp LLP Letterhead]



                                                                     EXHIBIT 8.1

                                  June 5, 2000


3dfx Interactive, Inc.
4435 Fortran Drive
San Jose, California 95134

Ladies and Gentlemen:

     We have acted as counsel to 3dfx Interactive, Inc., a California corporation ("Parent") and Galapagos Acquisition Corp., a Delaware ("Sub") in connection with the proposed merger (the "Merger") of Sub with and into GigaPixel Corporation, a Delaware corporation (the "Company"), pursuant to the terms of that Agreement and Plan of Reorganization dated as of March 27, 2000 (the "Merger Agreement") by and among the Company, Parent and Sub. This opinion is being delivered to you in connection with the registration statement of the Parent on Form S-4, to be filed with the Securities and Exchange Commission on June 6, 2000 under the Securities Act of 1933, as amended (the "Registration Statement"). This opinion is being rendered pursuant to the requirements of Form S-4 under the Securities Act of 1933, as amended. Capitalized terms used hereunder but not defined have the meanings ascribed to them in the Merger Agreement or the Registration Statement.

     In rendering this opinion we have examined and are relying upon such documents (including all exhibits and schedules attached thereto) as we have deemed relevant or necessary, including (i) the Merger Agreement, (ii) the Registration Statement and (iii) such other documents as we have deemed necessary or appropriate in order to enable us to render the opinion below, and our opinion is conditioned upon (without any independent investigation or review thereof) the truth and accuracy, at all relevant times including, without limitation, the Effective Time, of the representations and warranties, covenants and statements contained therein. This opinion is also subject to and conditioned upon certain written tax representation letters (the "Tax Representation Letters") delivered to us by Parent, Sub and the Company. The initial and continuing truth and accuracy of the representations contained in these Tax Representation Letters at all relevant times including, without limitation, the Effective Time, constitutes an integral basis for the opinion expressed herein and this opinion is conditioned upon the initial and continuing truth and accuracy of these representations at all relevant times including, without limitation, the Effective Time.

     In rendering this opinion, we have assumed that (without any independent investigation or review thereof), and our opinion is conditioned on the correctness of, the following: (i) each original document submitted to us (including signatures thereto) is authentic, each document submitted to us

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3dfx Interactive, Inc.
June 5, 2000
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as a copy conforms to the original documents, and all such documents have been
(or will be by the Effective Time) duly and validly executed and delivered where due execution and delivery are a prerequisite to the effectiveness thereof; (ii) all representations, warranties and statements made or agreed to in connection with the Merger by the Company, Parent and Sub, their managements, employees, officers, directors and shareholders, including, but not limited to, those set forth in the Merger Agreement (including the exhibits thereto) and the Tax Representation Letters are true and accurate at all relevant times including, without limitation, the Effective Time; (iii) all covenants contained in the Merger Agreement (including exhibits thereto) and the Tax Representation Letters are performed without waiver or breach of any material provision thereof; (iv) the Merger will be reported by the Company, Parent and Sub on their respective federal income tax returns in a manner consistent with the opinion set forth below and in compliance with all reporting obligations with respect to the Merger required under the Internal Revenue Code of 1986, as amended (the "Code"); (v) the Merger will be effective as a merger under the applicable laws of Delaware; (vi) any representation or statement made "to the best of knowledge" or similarly qualified is correct without such qualification; and
(vii) as to all matters in which a person or entity making a representation has represented that such person or entity either is not a party to, does not have, or is not aware of, any plan or intention, understanding or agreement, we have assumed that there is in fact no such plan, intention, understanding or agreement. We also have assumed in connection with rendering this opinion that the Merger will be consummated in accordance with the Merger Agreement (and without any waiver, breach or amendment of any of the provisions thereof).

     Based on our examination of the foregoing items and subject to the limitations, qualifications, assumptions and caveats set forth herein, we are of the opinion that the Merger will be treated for United States federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code .

     We express no opinion as to the various state, local or foreign tax consequences that may result from the Merger or the other transactions contemplated by the Merger Agreement. In addition, no opinion is expressed as to any tax consequence of the Merger or the other transactions contemplated by the Merger Agreement or other transactions effectuated prior or subsequent to or concurrently with the Merger except as specifically set forth herein, and this opinion may not be relied upon except with respect to the consequences specifically discussed herein.

     We express no opinion as to any transactions whatsoever if any of the transactions described in the Merger Agreement are not consummated in accordance with the terms of the Merger Agreement and without waiver of any material provision therein. If any of the representations, warranties, covenants, statements and assumptions upon which we have relied is not true and accurate at all relevant times, our opinion may be adversely affected and should not be relied upon.

     This opinion only represents our best judgment as to the probable United States federal income tax consequences of the Merger and is not binding on the Internal Revenue Service or the

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3dfx Interactive, Inc.
June 5, 2000
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courts or any other government body. The conclusions stated herein are based on the Code and existing judicial decisions, administrative regulations and published rulings. No assurance can be given that future legislative, judicial or administrative changes would not adversely affect the accuracy of the conclusions stated herein. Nevertheless, by rendering this opinion we undertake no responsibility to advise you of any new developments in the application or interpretation of the United States federal tax laws.

     This opinion is furnished to you for the purpose of complying with applicable securities laws. This opinion may not be used or relied upon by any other person or for any other purpose and may not be circulated, quoted or otherwise referred to for any purpose without our prior written consent. We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to our Firm in the Registration Statement under the captions "Terms of the Merger Agreement and Related Transactions - Material Federal Income Tax Consequences" and "Legal Matters." In giving this consent, however, we do not admit that we are in the category of such persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.


                                       LOCKE LIDDELL & SAPP LLP


                                       By: /s/ C. Ronald Kalteyer
                                       --------------------------------------
                                       C. Ronald Kalteyer